Exhibit 99.1

PRESS RELEASE

Agile Software Corporation One Almaden Boulevard San Jose, CA 95113-2253 Voice: (408) 975-3900 Fax: (408) 271-4862

Agile Software Completes Acquisition of Eigner

Combined company positioned to become one of the largest

pure-play PLM providers

San Jose, CA—August 12, 2003— Agile Software Corporation (NASDAQ: AGIL), a leading provider of product lifecycle management (PLM) solutions, announced it has completed the acquisition of Eigner, a privately held provider of PLM solutions to the automotive supply chain, industrial equipment, aerospace and defense industries. Under the terms of the definitive agreement announced on August 5th, 2003, Agile issued 1,795,000 shares of common stock and paid $2,850,000 in cash for all outstanding shares of Eigner.

“We are pleased that we have completed this transaction so quickly,” said Bryan Stolle, Agile CEO. “With the completion of the acquisition, we can now offer our combined customer base of nearly twelve hundred global customers an even broader PLM solution, as well as greater development and service capabilities. We are excited to begin moving forward as a combined company—one with a proven track record of customer success.”

“We are very focused on ensuring a smooth and seamless integration of the two companies. We have already shipped the new combined product to one of our major customers,” said Jay Fulcher, Agile president and COO. “In the first few days following the announcement, members of the Agile executive team visited over two dozen Eigner customers around the world. The reaction to our newly combined product offering was overwhelmingly positive. Customers are excited that this acquisition allows them the opportunity to extend their implementations—particularly in the areas of program execution, product cost management, and supplier collaboration. The result is a pure play PLM solution that is broader and deeper than any other on the market.”

Agile, with nearly 1200 customers around the world, is a leading provider of PLM solutions to the electronics, high technology, life sciences, consumer products, industrial machinery, automotive, aerospace and defense industries. Agile customers include Dell, Flextronics, GlaxoSmithKline, Johnson & Johnson, Leapfrog, Lockheed Martin, Magna Steyr, Siemens, QUALCOMM and ZF. These customers are managing their product records to accelerate time to market, reduce costs, extend the supply network and ensure regulatory compliance through the use of Agile’s broad PLM suite.

About Agile Software Corporation

Agile Software Corporation (NASDAQ: AGIL) helps companies drive profits, accelerate innovation, reduce costs, and ensure regulatory compliance throughout the product lifecycle. With a broad suite of enterprise class PLM solutions, time-to-value focused implementations, and a unique Guaranteed Business

ResultsSM program, Agile helps companies get the most from their products. Alcatel, Boeing, Dell Computer, Flextronics International, Hitachi, Leapfrog, Lockheed Martin, Magna Steyr, Siemens, QUALCOMM and ZF are among the nearly 1200 customers in the automotive, aerospace and defense, consumer products, electronics, high tech, industrial products, and life sciences industries that have realized high impact results through their use of Agile solutions. For more information, call 408-975-3900 or visit www.agile.com.

“Safe Harbor” Statement Under the 1995 Private Securities Litigation Reform Act: This release includes forward-looking statements regarding the benefits Agile expects to realize from the acquisition. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those predicted in the forward-looking statements, and are based upon information available to Agile as of the release date. We assume no obligation to update any such statements. Factors that could cause actual results to differ include, but are not limited to, customers selecting alternative vendors, customer uncertainty—and potentially delayed orders—as a result of the acquisition, and difficulties or unanticipated expenses incurred in connection with integrating EIGNER and its products with Agile and its products. Other risk factors and risks associated with our business are discussed in the Company’s quarterly and annual reports filed with the SEC.

Agile Software is a registered trademark and Agile, Agile Product Collaboration, Agile Product Cost Management, Agile Product Service & Improvement, Agile Program Execution, Agile Engineering Collaboration, Agile Product Interchange, AgileMD and the Agile logo are trademarks of Agile Software Corporation in the U.S. and/or other countries. Guaranteed Business Results is a service mark of Agile Software Corporation. All other brand or product names are trademarks and registered trademarks of their respective holders.

Media Contacts:

FOR AGILE

Terri Pruett

Agile Software

terri.pruett@agile.com

408-975-7840